BG Staffing, Inc. Announces Q3 2016 Financial Results

PLANO, Texas – Oct 31, 2016 – BG Staffing, Inc. (NYSE MKT: BGSF), a rapidly growing national provider of temporary staffing services, today reported financial results for its third quarterly period and nine months ended September 25, 2016.

Q3 2016 Results
Revenues for the third quarter 2016 were $67.4 million, an increase of 12.0% when compared with revenues from the third quarter 2015 of $60.2 million. The Company reported net income of $2.3 million, or $0.26 per diluted share for the third quarter 2016, compared with net income of $2.2 million, or $0.29 per diluted share for the third quarter 2015. Gross profit percent was 24.4% for the third quarter 2016 compared with 23.0% for the third quarter 2015.

Adjusted EBITDA(1) was $6.3 million, or 9.3% of revenues, in the third quarter of 2016, compared with $6.2 million, or 10.3% of revenues for the same period in the prior year.

Adjusted EPS(1) for the third quarter 2016 was $0.40, a decrease of 7.0%, when compared with the third quarter 2015 of $0.43.

Nine-Month 2016 Results
Revenues for the first nine months 2016 were $189.6 million, an increase of 25.7% when compared with revenues from the first nine months 2015 of $150.8 million. The Company reported net income of $4.6 million, or $0.56 per diluted share, for the first nine months 2016 compared with net income of $3.8 million, or $0.53 per diluted share, for the first nine months 2015. Gross profit percent was 23.7% for the first nine months 2016 compared with 21.9% for the first nine months 2015.

Adjusted EBITDA(1) was $16.5 million, or 8.7% of revenues, in the first nine months of 2016, compared with $12.4 million, or 8.2% of revenues, for the same period in the prior year.

Adjusted EPS(1) for the first nine months 2016 was $1.07, an increase of 21.6% when compared with the first nine months 2015 of $0.88.

L. Allen Baker, Jr., President and CEO, stated, "Our business philosophy of the past seven years remains constant. We continue to foster organic growth while seeking accretive, disciplined acquisitions.”

Conference Call
The Company will host an investor conference call to discuss financial results on November 1, 2016 at 1:30pm PDT (4:30 EDT). The Participant Dial-In Number for the conference call is 1-631-891-4304. Participants should dial in to the call at least five minutes before 1:30pm PDT (4:30pm EDT) on November 1, 2016. The call can also be accessed "live" online at http://public.viavid.com/index.php?id=121467.  A replay of the recorded call will be available for 90 days on the Company's website (http://bgstaffing.investorroom.com/). You can also listen to a replay of the call by dialing 1-877-870-5176 (international participants dial 1-858-384-5517) starting November 1, 2016, at 7:30pm EST through November 8, 2016 at 11:59 pm EDT. Please use PIN Number 10001844.

(1) Non-GAAP financial measure. See reconciliation at end for details.

About BG Staffing, Inc.
Headquartered in Plano, Texas, BG Staffing provides staffing services to a variety of industries through its various divisions. BG Staffing is primarily a temporary staffing platform that has integrated several regional and national brands and is set to achieve scalable growth. The Company’s acquisition philosophy is one that not only brings financial growth, but unique and dedicated talent within the companies. This has led to a strong management team, with tenure and a desire to offer exceptional service to candidates, customers and investors. For more information on the Company and its services, please visit its website at www.bgstaffing.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Terri MacInnis, VP of Investor Relations
Bibicoff + MacInnis, Inc.
818.379.8500
terri@bibimac.com

BG Staffing, Inc.
Selected Consolidated Statements of Operations Information
(amounts in thousands, except per-share amounts)

	Third Quarter		Year-to-Date
	2016	2015	2016	2015
Revenues	$67,407	$60,171	$189,573	$150,836
Gross profit	$16,432	$13,856	$44,963	$33,062
Selling, general and administrative expenses	$10,291	$7,703	$28,670	$20,929
Operating income	$4,467	$4,859	$11,112	$8,399
Income before income taxes	$3,765	$3,656	$7,430	$6,276
Net income	$2,348	$2,215	$4,578	$3,841
Net income per diluted share	$0.26	$0.29	$0.56	$0.53
Weighted average dilutive shares	9,028	7,574	8,220	7,182

BG Staffing, Inc.
Non-GAAP Financial Measures

The financial results of BG Staffing, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to net income, net income per diluted share, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone.

We define “Adjusted EPS” as diluted earnings per share eliminating loss on extinguishment of debt, interest expense on contingent consideration payable, and amortization expense of intangible assets from acquisitions, net of the respective income tax effect.

We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, non-cash items, and certain items that management does not consider in assessing our on-going operating performance.

Reconciliation of Net Income to Adjusted EBITDA

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 25, 2016	September 27, 2015	September 25, 2016	September 27, 2015
	(dollars in thousands)
Net income	$2,348	$2,215	$4,578	$3,841
Interest expense, net	702	661	3,278	1,751
Income tax expense	1,417	1,441	2,852	2,435
Depreciation and amortization	1,674	1,294	5,181	3,734
Loss on extinguishment of debt	—	439	404	439
Share-based compensation	111	49	253	232
Change in fair value of put option	—	103	—	(67)
Adjusted EBITDA	$6,252	$6,202	$16,546	$12,365

Reconciliation of Adjusted EPS

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 25, 2016	September 27, 2015	September 25, 2016	September 27, 2015

Net income per diluted share	$0.26	$0.29	$0.56	$0.53
Loss on extinguishment of debt	—	0.06	0.05	0.06
Interest expense on contingent consideration payable	0.05	0.01	0.18	0.03
Amortization	0.17	0.16	0.59	0.49
Income tax expense adjustment	(0.08)	(0.09)	(0.31)	(0.23)
Adjusted EPS	$0.40	$0.43	$1.07	$0.88